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                                                                    EXHIBIT 23.2


                    CONSENT OF ALBERTJOHN DEPALANTINO & CO.


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of OXIS International, Inc. and subsidiaries on Form S-3, as amended, of our report dated January 31, 1998, on the financial statements of Innovative Medical Systems Corp. appearing in the Form 8-K/A Current Report of OXIS International, Inc. dated March 12, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


ALBERTJOHN DEPALANTINO & CO.
Doylestown, Pennsylvania
November 11, 1998